Exhibit 32.2
CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Landec Corporation (the “Company”) on Form 10-Q for the period ending November 24, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gregory S. Skinner, Vice President of Finance and Administration and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:     January 2, 2020

/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and
Administration and
Chief Financial Officer
(Principal Accounting Officer)

*
The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.